Exhibit 10.12

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

LODGING FUND REIT III OP, LP

June 15, 2020

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.  ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

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EXHIBITS
Exhibit A	–	Partners’ Capital Contributions and Percentage Interests
Exhibit B	–	Notice of Exercise of Exchange Right
Exhibit C	–	Call Notice

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AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

LODGING FUND REIT III OP, LP

This Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP (this “Agreement”) is entered into effective as of June 15, 2020, by and among Lodging Fund REIT III, Inc., a Maryland corporation (the “General Partner”), and the Limited Partners set forth on Exhibit A.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 1.

RECITALS

WHEREAS, the Partnership exists pursuant to that certain Limited Partnership Agreement of Lodging Fund REIT III OP, LP, dated April 11, 2018 (the “Original Agreement”).

WHEREAS, the Partners hereby desire to amend the Original Agreement to (i) establish the terms of 2 new series of Limited Partner Units designated as Series Growth & Opportunity Limited Units and Series T Limited Units to be issued from time to time, (ii) establish the terms of a new series of General Partner Units designated as Interval Units to be issued from time to time and (iii) make certain other amendments to the Original Agreement.

WHEREAS, the General Partner and the Series B Limited Partner hereby desire to amend and restate the Original Agreement in its entirety and enter into this Amended and Restated Limited Partnership Agreement of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners hereby amend and restate the Original Agreement in its entirety as follows:

1.          Defined Terms.

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.3 as set forth on Exhibit A.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 9.4) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.4.

“Adjustment Year” has the meaning set forth in Section 6225(d)(2) of the Code.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, trustees, officers, managers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses the Partners have agreed are expenses of the Partnership and not the General Partner and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a GP Subsidiary (other than the Partnership) that are owned by the General Partner directly.

“Advisor” means Legendary Capital REIT III, LLC, a Delaware limited liability company, or any successor Person (or Persons), if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“Advisor Termination Event” means a termination of the Advisor as a result of any reason other than fraud or gross negligence.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly, owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, manager, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, manager, trustee or general partner.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner and in the case of any other required determination, the fair market value as determined by the General Partner in its sole discretion.  The gross fair market value shall be reduced by any liabilities assumed in the transfer or to which the property is taken subject to.  The General Partner shall establish the book value of the Partners’ Capital Accounts in its sole discretion.

“Agreement” means this Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, as amended or restated from time to time, as the context requires.

“Applicable Cap Rate” means the conversion capitalization rate determined by the General Partner at the time of the issuance of the Series T Limited Units.

“Board of Directors” means the board of directors of the General Partner.

“Call Notice” means a Call Notice, as defined in Section 9.5.1 and substantially in the form set forth on Exhibit C.

“Call Right” has the meaning set forth in Section 9.5.1.

“Called Unit” has the meaning set forth in Section 9.5.1.

“Capital Account” has the meaning set forth in Section 4.6.

“Capital Contribution” means the net amount of cash, cash equivalents and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount equal to the product of the Value of one REIT Share and the REIT Shares Amount on the applicable date of determination with respect to the Common Limited

Partners and the fair market value determined by the General Partner for any other Limited Partner Units; provided, however, if there is a Termination Event the value at the time of the Termination Event shall equal the fair market value or the consideration issued for such other Limited Partner Units in the transaction.

“Certificate” means that certain Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the United States Securities and Exchange Commission.

“Common General Unit” means a General Partner Unit that is designated as a Common General Unit having the rights, powers, privileges, restrictions, qualifications and limitations as set forth in this Agreement in respect of the General Partner.

“Common Limited Partner” means any Person named as a Common Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Common Limited Partner in the Partnership.

“Common Limited Unit” means an interest in the Partnership entitling a Common Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Common Majority Vote” means the vote of more than 50% of the Common Limited Units entitled to vote.  Common Limited Partners shall be entitled to cast one vote for each Common Limited Unit they own, and a fractional vote for each fractional Common Limited Unit they own.  In the event that the Partnership does not obtain approval of at least 50% of the Common Limited Units entitled to vote, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Common Limited Units that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.

“Common Warrants” mean warrants for the purchase of Common Limited Units.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares (without conducting an analogous combination of the Common Limited Units), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become a General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Covered Person” means (i) the General Partner, its Affiliates or any of their respective officers, trustees, directors, stockholders, partners, members, managers, employees, representatives or agents, (ii) any officer, employee, representative or agent of the Partnership and their Affiliates, (iii) the Advisor or a director, officer, manager, employee of the Advisor or another agent of the Advisor if such agent is an Affiliate of the Advisor and (iv) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate as a “Covered Person” for purposes of this Agreement in its sole discretion.

“Defaulting Limited Partner” has the meaning set forth in Section 6.2.

“Distributions” means any distributions of money or other property by the General Partner to the owners of REIT Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and is dismissed within 90 days), (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding, (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and is not finally dismissed within 90 days.

“Excepted Holder Limit” means the percentage limit of the outstanding shares of stock of the General Partner of any class or series, including common shares or preferred shares, established by the Board of Directors for a Person that is exempt from the Shareholder Limitation.

“Exchange Date” means the date when all of the following have occurred: (i) the REIT Shares are listed on a national securities exchange, a Termination Event or, as determined in the sole discretion of the General Partner, the occurrence of a similar event, (ii) the Limited Partner has held its Common Limited Units or Series GO Limited Units for at least one year, (iii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iv) the exchange does not result in a violation of the Shareholder Limitation.  Notwithstanding the above, the General Partner may waive any of the above in its sole discretion other than (ii) or (iv).

“Exchange Notice” means a Notice of Exercise of Exchange Right, substantially in the form set forth on Exhibit B.

“Exchange Right” has the meaning set forth in Section 9.4.1.

“Exchanging Partner” has the meaning set forth in Section 9.4.1.

“General Partner” means Lodging Fund REIT III, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any successor General Partner, in such Person’s capacity as the General Partner of the Partnership.

“General Partner Loan” has the meaning set forth in Section 6.2.

“General Partner Interest” means a Partnership Interest held by the General Partner.

“General Partner Unit” means a Common General Unit or an Interval Unit.

“GP Subsidiary” means any partnership, limited liability company, corporation or other entity (other than the Partnership) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

“Guaranty Amount” means the amount of any Guaranty Loan that is guaranteed by the Series B Limited Partner or its owners or Affiliates.

“Guaranty Loan” means any loan to the Partnership or its Subsidiaries guaranteed by the Series B Limited Partner or its owners or Affiliates.

“Imputed Underpayment” has the meaning set forth in Section 11.5.2(a).

“Independent Directors” shall have the meaning set forth in the Charter at such time as the Charter establishes the definition.  Notwithstanding any other provision set forth in this Agreement, any provision requiring the approval of the Independent Directors under this Agreement shall not be effective or applicable until the Independent Directors are appointed.

“Interval Share” means a share of interval common stock in the General Partner (or successor entity, as the case may be).

“Interval Unit” means a General Partner Unit that is designated as an Interval Unit having the rights, powers, privileges, restrictions, qualifications and limitations as set forth in this Agreement in respect of the General Partner.

“Interval Units Repurchase Reserve” has the meaning set forth in Section 10.7.1.

“Interval Units Reserve Assets” has the meaning set forth in Section 10.7.1.

“Joint Venture” means any joint venture or partnership (including a limited liability company) arrangement in which the Partnership is a co-venturer or partner (or member or manager) which is established to acquire Property.

“Limited Partner” means any Person named as a Common Limited Partner, Series B Limited Partner, Series GO Limited Partner or Series T Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner.

“Limited Partner Unit” means a Common Limited Unit, Series B Limited Unit, Series GO Limited Unit or Series T Limited Unit.

“Majority Vote” means the vote of more than 50% of the Voting Participating Partnership Units entitled to vote.  Partners shall be entitled to cast one vote for each Voting Participating Partnership Unit they own, and a fractional vote for each fractional Voting Participating Partnership Unit they own.  In the event that the Partnership does not obtain approval of at least 50% of the Voting Participating Partnership Units entitled to vote, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Voting Participating Partnership Units that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.

“Net Income” has the meaning set forth in Section 5.6.

“Net Income from Sale or Exchange” shall mean the Net Income realized by the Partnership from the sale, exchange or other disposition of the Property.

“Net Loss” has the meaning set forth in Section 5.6.

“Offer” has the meaning set forth in Section 8.1.2(b).

“Original Agreement” has the meaning set forth in the Recitals.

“Original Capital Contribution” means the full amount of the sales proceeds received by the General Partner on the sale of its shares (determined on a grossed-up basis) as contributed to the Partnership.

“Participating Amount” means for any period after December 31, 2020, one dollar ($1), for any period after December 31, 2021, two dollars ($2) and for any period after December 31, 2022, three dollars ($3).  The Participating Amount is a singular determination and not a cumulative determination.

“Participating Partnership Unit” means a Common Limited Unit, Series GO Limited Unit and a General Partner Unit.

“Partner” means any General Partner or Limited Partner.  The names and addresses of the Partners and the number of Partnership Units held by each Partner are set forth on Exhibit A.

“Partner Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Lodging Fund REIT III OP, LP, a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by a Partner at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with all obligations of such Partner to comply with the provisions of this Agreement and the Act.

“Partnership Loan” has the meaning set forth in Section 6.2.

“Partnership Minimum Gain” has the meaning as set forth in Regulations Section 1.704-2(b)(2).  In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 6.1, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders.

“Partnership Unit” means a Limited Partner Unit and a General Partner Unit.  The Partnership Units held by each Partner are set forth on Exhibit A.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the number of Participating Partnership Units owned by such Partner by the total number of Participating Partnership Units then outstanding as set forth on Exhibit A.  The Percentage Interest of each Partner shall be as set forth on Exhibit A.

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“Property” means any Real Estate Related Asset, or other investment in which the Partnership holds an ownership interest.

“Put Notice” has the meaning set forth in Section 9.6.1.

“Put Right” has the meaning set forth in Section 9.6.1.

“Put Unit” has the meaning set forth in Section 9.6.1.

“Real Estate” means (i) the real property, including the buildings located thereon, (ii) the real property only or (iii) the buildings only, which are acquired by the Partnership, either directly or through Joint Ventures.

“Real Estate Related Assets” means unimproved and improved Real Estate including any related assets and any direct or indirect interest therein, including, without limitation, fee or leasehold interests, options, leases, Joint Venture interests, equity and debt securities of entities that own real estate, mortgages on Real Estate, mezzanine loans secured by junior liens on Real Estate, preferred equity interests in a property owner’s interest in Real Estate and other contractual rights in real estate.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” has the meaning set forth in Section 5.7.

“REIT” means a real estate investment trust described under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this Agreement, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, trustee, officer, manager or employee of the General Partner, asset management and other fees payable to the General Partner, (ii) costs and expenses relating to any offering, issuance or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, placement agents or brokers/dealers thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission or any state, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, any state and any securities exchange, (vi) costs and expenses associated with any Section 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests or REIT Shares and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock in the General Partner (or successor entity, as the case may be) including an Interval Share.

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Limited Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares or options, warrants, convertible or exchangeable securities or other rights entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.  In addition, if the REIT Shares Amount is required to be determined for the Series GO Limited Units the amount shall be determined by multiplying the REIT Shares Amount by a fraction, the numerator of which shall be the fair market value of the Series GO Limited Units and the denominator of which shall be the Share NAV.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Series B Limited Partner” means a Series B Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series B Limited Partner.

“Series B Limited Unit” shall represent an interest in the Partnership entitling a Series B Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Series GO Limited Partner” means a Series Growth & Opportunity Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series Growth & Opportunity Limited Partner.

“Series GO Limited Unit” shall represent an interest in the Partnership entitling a Series Growth & Opportunity Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Series T Limited Partner” means a Series T Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series T Limited Partner.

“Series T Limited Unit” shall represent an interest in the Partnership entitling a Series T Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Series T Value” means a value determined by (a) applying the Applicable Cap Rate when applied to the then current trailing 12-month net operating income of the Property contributed in exchange for the Series T Limited Units, less amounts incurred or accrued by the Partnership for (i) any funds advanced against contributor closing or other costs at the original issuance of the Series T Limited Units, as determined by the General Partner in its sole discretion at the time of issuance of the Series T Units, (ii) loan assumption fees and related expenses, (iii) costs of defeasance and related expenses, if applicable, (iv) property improvement plan and capital expenditures of the Property after contribution, (v) operating cash infused by the Partnership, (vi) any other unreimbursed costs of operating the contributed Property and (vii) an agreed upon specified return on items (i) through (vi), and (b) applying any other terms and conditions determined by the General Partner in its sole discretion at the time of issuance of the Series T Limited Units.

“Shareholder Limitation” means not more than 9.8% (i) in value of the aggregate outstanding shares of all classes or series of stock of the General Partner and (ii) in value or in number of shares (whichever is more restrictive) of the aggregate outstanding shares of common stock of the General Partner.

“Share NAV” means the value of a REIT Share, as determined by the Board of Directors.

“Specified Exchange Date” means the first business day of the month that is at least 60 business days after the receipt by the General Partner of the Exchange Notice.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 10.2.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”

“Surviving General Partner” has the meaning set forth in Section 8.1.3.

“Termination Event” means the sale of all or substantially all of the General Partner Units held by the General Partner or any sale, exchange or merger of the General Partner or the Partnership.

“Transaction” has the meaning set forth in Section 8.1.2.

“Transaction Value” means an amount determined by assuming the value of the consideration used in the Termination Event (as determined by the General Partner) and interpolating the gross value of the Partnership assets from such amount.  If the event triggering the payment is a listing of the General Partner’s stock on a national securities exchange, the fair market value will be calculated based on the market value of the General Partner’s stock issued and outstanding at listing, measured by taking the average closing price or the average of the bid and asked price, as the case may be, during a period of 30 trading days commencing after the first day of the 6th month, but no later than the last day of the 18th month following listing, the commencement date of which shall be chosen by the Series B Limited Partner in its sole discretion.

“Transfer” has the meaning set forth in Section 10.1.1.

“Value” means the fair market value per share of REIT Shares which will equal: (i) if the REIT Shares are listed on a national stock exchange, the average closing price per share for the previous 30 trading days (or such fewer number of trading days as such REIT Shares have traded on such exchange, if such number of trading days is fewer than 30) and (ii) if the REIT Shares are not listed, it shall mean the Share NAV.  The Value for the common stock of the General Partner and the Interval Shares shall be the same.

“Voting Participating Partnership Unit” means a Common Limited Unit or General Partner Unit.

2.          Partnership Organization.

2.1        Organization.  The Partners hereby continue the limited partnership that was formed on April 11, 2018 as a limited partnership pursuant to the Act, for the purposes and upon the terms and conditions set forth in this Agreement.  In the event of a conflict between the Act and this Agreement, unless a provision is expressly prohibited in the Act, the terms of this Agreement shall control.

2.2        Name.  The name of the Partnership is Lodging Fund REIT III OP, LP.  The General Partner may change the name of the Partnership or conduct the business under another name and shall notify the Limited Partners of any such change.

2.3        Office and Registered Agent.  The specified office and place of business of the Partnership is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.  The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name and address of the Partnership’s registered agent is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.  The General Partner may at any time change the Partnership’s registered agent, provided the General Partner gives notice to the Partners of any such change.

2.4        Partners.

2.4.1     The General Partner of the Partnership is Lodging Fund REIT III, Inc., a Maryland corporation.  Its principal place of business is the same as that of the Partnership.

2.4.2     The Limited Partners are those Persons identified as Limited Partners on Exhibit A, as may be amended from time to time.  The Partners agree that Exhibit A will be confidential and maintained in the offices of the General Partner.

2.5        Term and Dissolution.  The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved pursuant to the provision of Section 13.

2.6        Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.7        Certificates Describing Common Limited Units.  The General Partner may, in its sole discretion but is under no obligation to, issue a certificate summarizing the terms of a Limited Partner’s interest in the Partnership, including the number of Common Limited Units owned.  Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

“This certificate is not negotiable.  The [Common Limited Units] represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, as amended from time to time.”

2.8        Partnership Interests are Securities.  All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.  The Partnership Interest of each Partner shall be personal property for all purposes.

3.          Purpose.

3.1        Business of the Partnership.  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, unless the General Partner otherwise ceases to or does not qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary, convenient or incidental to the foregoing.  In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes, the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner.  Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under its Charter.  The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

3.2        Powers.  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of Real Estate Related Assets or other ownership interests.  In addition, the General Partner shall have all power to take any action necessary to maintain its status as a REIT as set forth in Section 3.1.

3.3        Relationship with Partners.  It is expressly acknowledged and agreed by the Partners that the General Partner may, in its sole discretion, waive or otherwise modify the application with respect to any Partner or assignee of any provision herein restricting, prohibiting or otherwise relating to (i) the transfer of a Limited Partner Interest or the Partnership Units evidencing the same, (ii) the admission of any Limited Partners and (iii) the redemption rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any Partnership Units pursuant to the terms of this Agreement.

4.          Capital Contributions and Accounts.

4.1        Capital Contributions.  The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A.  The Partners shall receive the Percentage Interests indicated on Exhibit A, as such Percentage Interests may be adjusted from time to time by the General Partner to the extent necessary to reflect exchanges, redemptions, additional Capital Contributions, the issuance of additional Partnership Interests or other events having an effect on a Partner’s Percentage Interest.  The General Partner shall have the power and authority to amend Exhibit A to reflect the issuance, redemption, exchange or other change in any Partnership Interest.

4.2        Additional Capital Contributions and Issuances of Additional Partnership Interests.  Except as provided in Sections 4.3, 4.4 or 4.5, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.

4.3        Issuances of Additional Partnership Interests.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests and to admit such Person as a Partner, for any Partnership purpose at any time or from time to time, including but not limited to additional classes of Partnership Units issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partner.  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any debt or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (iii) in connection with any merger of any other entity into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that such entity or its owners are to receive Partnership Units in exchange for their interests in the entity merging into the Partnership or any Subsidiary of the Partnership.  Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, redemption rights, conversion rights and other special rights, powers and duties, including rights, powers and duties senior to any Limited Partner Interests, all as shall be determined by the General Partner in its sole discretion and without the approval of any Limited Partner.  Without limiting the generality of the foregoing, the General Partner shall have authority to specify (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (B) the right of each such class or series of Partnership Interests to share in Partnership distributions, (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, (D) the voting rights, if any, of each such class or series of Partnership Interests and (E) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

4.3.1      the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the General Partner, (including but not limited to an internalization of the property management or advisor contracts) which REIT Shares or interests have designations, preferences and other rights, such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.3 and (ii) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such REIT Shares or other interests in the General Partner;

4.3.2     the additional Partnership Interests are issued in exchange for Property or other assets owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

4.3.3     the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Interests so issued.

4.4        General Partner Issuance of Additional Securities.

4.4.1     The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or options, warrants, convertible or exchangeable securities or other rights of the Partnership having designations, preferences and other rights, such that the economic interests are substantially similar to those of the Additional Securities and (ii) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership.  Notwithstanding the above, the General Partner is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by the General Partner but if, and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by the Board of Directors.  Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (A) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding General Partner Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise or in order to comply with the REIT ownership requirements set forth in Section 856(a)(5) of the Code and (B) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

4.4.2     In connection with any and all issuances of REIT Shares or other securities of the General Partner, the General Partner shall make Capital Contributions to the Partnership of the proceeds from such issuances.  If the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s or broker-dealer’s discount or other fees or expenses paid or incurred in connection with such issuance (or as a result of sales net of commission or volume discounts), the General Partner may determine in its sole discretion whether it has made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance or the net amount contributed to the Partnership.  In the event the General Partner determines it has made such a Capital Contribution of such excess amount, the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 7.5 and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3.

4.4.3     In the event that the Partnership issues Partnership Interests pursuant to Sections 4.3 or 4.4, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of any Limited Partner) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.

4.5        Additional Funding.  If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such funds to the Partnership through loans or otherwise.

4.6        Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) a new or existing Partner is granted an additional Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner or (iv) the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the Property of the Partnership to its fair market value (as determined by the General Partner in its sole discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).  When the Partnership’s Property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such Property for its fair market value (as determined by the General Partner in its sole discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6.1     The Capital Account with respect to any Partner (or such Partner’s assignee) shall mean such Partner’s initial Capital Contribution adjusted as follows:

(a)         A Partner’s Capital Account shall be increased by:

(i)         such Partner’s share of Net Income;

(ii)        any item of income or gain specially allocated to a Partner and not included in Net Income or Net Loss;

(iii)       any additional cash Capital Contribution made by such Partner to the Partnership; and

(iv)       the fair market value of any additional Capital Contribution, as determined by the General Partner, consisting of property contributed by such Partner to the capital of the Partnership reduced by any liabilities assumed by the Partnership in connection with such contribution or to which the property is subject.

(b)         A Partner’s Capital Account shall be reduced by:

(i)         such Partner’s share of Net Loss;

(ii)        any loss or deduction specially allocated to a Partner and not included in Net Income or Net Loss;

(iii)       any cash distribution made to such Partner; and

(iv)       the fair market value, as determined by the General Partner, of any property (reduced by any liabilities assumed by the Partner in connection with the distribution or to which the distributed property is subject) distributed to such Partner; provided that, upon liquidation and winding up of the Partnership, unsold property will be valued for distribution at its fair market value and the Capital Account of each Partner before such distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Partnership then sold the property for its fair market value.  Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the property.

4.6.2     Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Regulations Section 1.704-1(b).  For purposes of this Agreement, any references to the Regulations shall include corresponding subsequent provisions.

4.7        Percentage Interests.  If the number of outstanding Participating Partnership Units increases or decreases during a taxable year, then each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Participating Partnership Units held by such Partner divided by the aggregate number of Participating Partnership Units outstanding after giving effect to such increase or decrease.

4.8        No Interest on Contributions.  Except as may be specifically provided in this Agreement, no Partner shall be entitled to interest on its Capital Contribution.

4.9        Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.10      No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing but except for any written agreement made between the Partner and the Partnership, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

4.11      Issuance of Common Warrants.  The General Partner is hereby authorized to cause the Partnership to issue Common Warrants for any Partnership purpose at any time, or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partner.

4.12      Issuance of Series GO Limited Units.

4.12.1   The Partnership may issue Series GO Limited Units.

4.12.2   The Series GO Limited Units will have distributions as set forth in Section 6.1.3 and Section 6.5.

4.13      Issuance of Series T Limited Units.

4.13.1   The Partnership may issue Series T Limited Units in exchange for direct or indirect interests in Real Estate.  The book value of the contributed Property shall be determined by the General Partner in its sole discretion at the time of issuance of the Series T Limited Units.

4.13.2   The Series T Limited Units will have allocations and distributions that will be equal to or less than those applicable to the Common Limited Units.  Certain Series T Limited Units may have different allocations and distributions than other Series T Limited Units.  The amount of the allocations and distributions shall be determined by the General Partner in its sole discretion at the time of issuance of the Series T Limited Units.

4.13.3   The Series T Limited Units will be converted into Common Limited Units beginning 36 months after the issuance of such Series T Limited Units.  The Series T Limited Units will be valued at the Series T Value for purposes of the conversion into Common Limited Units.

4.14      Issuance of Interval Units.

4.14.1   The Partnership may issue Interval Units.

4.14.2   The Interval Units will have distributions as set forth in Section 6.1 and Section 6.5.

4.15      Deficit Restoration Obligation.  Notwithstanding the foregoing, if the Series B Limited Partner is allocated any Net Loss pursuant to Section 5.12.1, the Series B Limited Partner shall be required to restore any deficit in the Series B Limited Partner’s Capital Account to the extent of the losses allocated to such Series B Limited Partner pursuant to Section 5.12.1 that have not been restored by allocations of Net Income.  In the event that the Guaranty Loan is repaid by the Partnership, the Series B Limited Partner may, at the end of any taxable year, decrease or terminate the amount of its restoration obligation under this Section and in such event, the Series B Limited Partner shall be specially allocated gross income to the extent the unrestored Net Loss under this Section exceeds the Series B Limited Partner’s tax basis in the Partnership.  The obligations of the Series B Limited Partner under this Section are intended to constitute a restoration obligation under Regulations Section 1.704-l(b), and shall be interpreted and construed consistent with that intent.

5.          Net Income and Net Loss.

5.1        Allocation of Net Income and Net Loss.  Net Income and Net Loss (or items thereof) of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated as follows:

5.1.1     To the Partners in a manner such that, after giving effect to the special allocations set forth in 5.2, 5.3, 5.4, 5.7, 5.8, 5.9, 5.10 and 5.12 is, as nearly as possible, equal to (i) the distributions that would be made to such Partner pursuant to Section 6 if the Partnership were dissolved, its affairs wound-up and its assets sold for cash equal to their book value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets security such liability), and the net assets of the Partnership were distributed in accordance with Section 6, to the Partners immediately after making such allocations, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets.  Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement taking into account such facts and circumstances as the General Partner deems necessary for this purpose.  This Agreement may be amended in the sole discretion of the General Partner to change the manner in which allocations of Net Income and Net Loss are made by the Partnership so long as such amendment is intended to reflect the allocation of Net Income and Net Loss to the Partners as set forth in this Agreement.

5.2        Nonrecourse Deductions; Minimum Gain Chargeback.  Notwithstanding any provision to the contrary in this Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j) and (iv) if there is a net decrease in Partner Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).  A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest; provided, however, with respect to the Common Limited Units and Series T Units issued, excess nonrecourse liability shall first be allocated to the Limited Partners who contributed the applicable property to the extent of any built-in gain with respect to such property that it is attributable to such Limited Partner pursuant to Section 704(c) to the extent debt attributable to such gain has not previously been allocated to such Limited Partner pursuant to Regulations Section 1.752-3(a)(2).  Except as set forth immediately above, the General Partner may select the appropriate method for sharing excess nonrecourse liabilities.

5.3        Qualified Income Offset.  If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).  This Section 5.3 is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.3, to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.3.

5.4        Capital Account Deficits.  Net Loss (or items of Net Loss) shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).  Any Net Loss in excess of that limitation shall be allocated to the General Partner.  After the occurrence of an allocation of Net Loss to the General Partner in accordance with this Section 5.4, to the extent permitted by Regulations Section 1.704-1(b), Net Income shall be allocated to the General Partner in an amount necessary to offset the Net Loss previously allocated to the General Partner under this Section 5.4.

5.5        Allocations Between Transferor and Transferee.  If a Partner Transfers any part or all of its Partnership Interest or the Partner’s Percentage Interest is adjusted pursuant to Section 4.7, the distributive shares of the various items of Net Income and Net Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the Transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Net Income and Net Loss between the transferor and the transferee Partner for the taxable year in which the adjustment occurs.  The allocation of Net Income and Net Loss for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Net Income and Net Loss for the later part shall be based on the adjusted Percentage Interests.

5.6        Definition of Net Income and Net Loss.  “Net Income” and “Net Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Net Income and Net Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.2, 5.3, 5.4 and 5.7.  All allocations of income, Net Income, gain, Net Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4).  The General Partner shall have the authority, in its sole discretion and without the need for consent from any Partner, to elect the method or methods to be used by the Partnership for allocating items of income, gain, expense and deductions as required by Section 704(c) of the Code including the election of a method that may result in one or more Partners receiving or being allocated a disproportionately larger share of items of Partnership income, gain, expense or deduction and any such election shall be binding on all Partners.

5.7        Curative Allocations.  The allocations set forth in Sections 5.2, 5.3 and 5.4 of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.7.  Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1.

5.8        Series B Limited Unit Allocation.  Notwithstanding any other provisions in this Section 5 (but subject to Section 5.11), the holders of the Series B Limited Units shall first be allocated in the year of any distribution made pursuant to Sections 6.3.1 (but in the same proportion of Net Income allocated to the holders of Common General Units divided by the distribution to the holders of Common General Units) Net Income (or gross income if necessary with respect to Sections 6.3.2 and 6.3.3) equal to the amount of the distribution made pursuant to Sections 6.3.1, 6.3.2 and 6.3.3.

5.9        Series T Limited Unit Allocation.  Notwithstanding any other provisions in this Section 5 (but subject to Section 5.11), the holders of the Series T Limited Units shall first be allocated in the year of any distributions made pursuant to Section 6.4 Net Income (or gross income if necessary) equal to the amount of the distributions made pursuant to Section 6.4.

5.10      Special Allocation.  Notwithstanding the other provisions in this Section (but subject to Section 5.11), in the year of the sale of the last Property, Net Income and Net Loss from all sources (or gross income or gross expense) shall be allocated, to the greatest extent possible, so that the positive Capital Account balance of each Partner shall be equal to the distributions to be made to the Partners.

5.11      Substantial Economic Effect.  It is the intent of the Partners that the allocations of Net Income and Net Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto.  Section 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.  If the Partnership is advised by the Partnership’s legal counsel that the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the General Partner is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) of the Code and effect the plan of allocations and distributions provided for in this Agreement.  The Limited Partners acknowledge and agree that counsel representing the Partnership, the General Partner, the advisor to the General Partner and their Affiliates does not represent and will not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Limited Partners in any respect.

5.12      Special Allocations.

5.12.1   Notwithstanding Section 5.1.1 and subject to any Net Loss that may be first allocated to a Series T Limited Partner as determined by the General Partner pursuant to Section 4.13, Net Loss for any taxable year beginning in 2020 shall first be allocated to the Series B Limited Partner until the aggregate Net Loss allocated to the Series B Limited Partner is equal to the Guaranty Amount.

5.12.2   Notwithstanding Section 5.1.1, Net Income from Sale or Exchange shall first be allocated to the Series B Limited Partner pursuant to this Section 5.12.2 for such fiscal year and all previous fiscal years until the amount allocated is equal to the aggregate Net Loss allocated to the Series B Limited Partner pursuant to Section 5.12.1 for all previous fiscal years.

5.12.3   The Partnership shall specially allocate Net Income (and gross income if required) to the Series GO Limited Partners at the time of, and in the amount of, any distributions made pursuant to Section 6.5.2 and Section 6.5.4 to the Series GO Limited Partner.

6.          Distributions.

6.1        Distribution of Cash.

6.1.1     Subject to the other provisions in this Section 6.1, the Partnership shall distribute cash (or Property or Partnership Interests) on a monthly (or, at the election of the General Partner, more or less frequent) basis, in an amount as set forth in this Section 6.

6.1.2     The Partnership shall make distributions to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 6.1.1; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the day after the Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be adjusted in proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

6.1.3     Except for distributions pursuant to Section 6.10 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 6.1.2, 6.2, 6.3, 6.4, 6.5 and 6.6 of this Agreement, distributions shall be made to the holders of Participating Partnership Units in accordance with their respective Percentage Interests; provided, however, that (i) the holders of the Series GO Limited Units will not receive any distributions under this Section until such Series GO Limited Units have been held for at least 18 months and (ii) distributions made to holders of the Interval Units shall be 86% of the distributions made to the other Participating Partnership Unit holders.

6.1.4     In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

6.2        Withholding.  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, the requirements of Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner or assignee on the day the Partnership pays over such amount to a taxing authority.  A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee or upon demand upon the applicable Partner or assignee.  In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner (a “Defaulting Limited Partner”), the General Partner, in its sole discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.  Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 6.2 shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

6.3        Series B Limited Partner Distributions.

6.3.1     For all years, holders of the Series B Limited Units shall be distributed an amount equal to 5% of the total of (i) the total distributions made to the Partners (other than the Series B Limited Partners) and (ii) the total distributions to the Series B Limited Partners pursuant to this Section 6.3.1 ((i) divided by 0.95), after the Common General Units have received a 6% cumulative but not compounded return on their original capital contributions.

6.3.2     For the year of liquidation, termination, merger or other cessation of the General Partner, or the liquidation of the Partnership, holders of the Series B Limited Units shall be distributed an amount equal to 5% of the original capital contributions made by the Partners, after the Partners (other than the Series B Limited Partners) have received a return of their Capital Contributions plus a 6% cumulative but not compounded return.

6.3.3     For the year of liquidation, termination, merger or other cessation of the General Partner, or upon liquidation of the Partnership, the Series B Limited Partners shall be distributed (exclusive of amounts set forth in Section 6.3.1 and 6.3.2) an amount equal to 20% of the net proceeds from the sale of Properties, after the Partners (other than the Series B Limited Partners) have received a return of their Capital Contributions plus a 6% cumulative but not compounded return from all distributions.

6.3.4     Notwithstanding Section 6.3.2 and Section 6.3.3, the Series B Limited Partners may, upon a liquidation, Termination Event or Advisor Termination Event, elect to book up the assets in the Partnership and distribute one or more Properties to the Series B Limited Partners in redemption and satisfaction of their booked-up interest in the Partnership.  Any such book-up shall be based on the value of the Property in the Termination Event or otherwise determine by appraisal of the distributed Property.

6.4        Series T Limited Partner Distributions.  Distributions to holders of the Series T Limited Units will be determined pursuant to the terms agreed upon at the time of the original issuance of the Series T Limited Units.

6.5        Partner Distributions.  Notwithstanding Section 6.1, upon a Termination Event, distributions shall be made between the Series GO Limited Units and the other Participating Partnership Units as follows:

6.5.1     First, to the Participating Partnership Units in proportion to their Partnership Units until the General Partner Units have received 70% of their Original Capital Contributions reduced by prior distributions received pursuant to Section 6.6.

6.5.2     Second, to the Participating Partnership Units in proportion to their Partnership Units until each Participating Partnership Unit has received a Participating Amount.

6.5.3     Third, to the Participating Partnership Units (other than the Series GO Limited Units) in proportion to their Partnership Units until the General Partner Units have received any remaining unreturned Original Capital Contributions.

6.5.4     Fourth, to the Series GO Limited Partners in proportion to their Series GO Limited Units until the amount distributed to the Series GO Limited Partners per Series GO Limited Unit is equal to the amount distributed to the Participating Partnership Units per Participating Partnership Unit (other than the Series GO Limited Partners) pursuant to Section 6.5.3.

6.5.5     Fifth, to the Participating Partnership Units in proportion to their Participating Partnership Units.

6.6        Special Distributions.  In the event that one or more Properties are sold and the proceeds from the sale of a Property are not re-invested and the capital is distributed to the Partners, then the proceeds from such sale shall be distributed as set forth in section 6.5 on a cumulative basis.

6.7        REIT Distribution Requirements.  The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make distributions to its stockholders that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

6.8        No Right to Distributions in Kind.  No Partner shall be entitled to demand Property other than cash in connection with any distributions by the Partnership.  However, the Partnership may distribute assets other than cash.

6.9        Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Section 6, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

6.10      Distributions Upon Liquidation.  Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to the Partners as set forth in this Section 6.  For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all allocations and distributions have been made in accordance with this Agreement attributable to Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.  For purposes of a liquidation or other similar event that occurs before the Series T Units are converted, the value of the Series T Units shall be valued by the using the Series T Value by substituting the prior 3 to 14-month period for the prior 12-month period.

To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

7.          Rights, Obligations and Powers of the General Partner.

7.1        Management of the Partnership.

7.1.1     Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions as deemed necessary or desirable in the sole discretion of the General Partner, on behalf of the Partnership (or any Subsidiary or GP Subsidiary):

(a)         to acquire, purchase, own, operate, manage, lease, dispose of and exchange any Property and any other assets in the best interests of the business of the Partnership;

(b)         to develop land, construct buildings and make other improvements or renovations on Property owned or leased by the Partnership;

(c)         to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests or options, warrants, convertible or exchangeable securities or other rights relating to any Partnership Interests) of the Partnership;

(d)         to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(e)         to make loans or advances to any Person, including Affiliates of the General Partner or the Partnership, for any purpose pertaining to the business of the Partnership;

(f)         to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(g)         to pay, either directly or by reimbursement, all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(h)         to use assets of the Partnership for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(i)         to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(j)         to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(k)         to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(l)         to make or revoke any election permitted or required of the Partnership by any taxing authority;

(m)       to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, conservation of Partnership assets, or any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(n)         to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property, to distribute the same or to use such proceeds for other Partnership purposes;

(o)         to hire and dismiss employees of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons in connection with the Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper;

(p)         to retain other services of any kind or nature in connection with the Partnership business, and to pay such remuneration as the General Partner may deem reasonable and proper;

(q)         to negotiate and enter into agreements on behalf of the Partnership with respect to any of the rights, powers or authority of the General Partner;

(r)         to maintain accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;

(s)         to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(t)         to form or acquire an interest in, and contribute Property to, any limited or general partnership, joint venture, limited liability company, corporation, Subsidiary or other entity or relationship;

(u)         to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other Partnership purpose;

(v)         to merge, consolidate or combine the Partnership with or into another entity;

(w)        to take any and all actions necessary to adopt or modify any distribution reinvestment plan of the Partnership or the General Partner;

(x)         to do any and all acts necessary or desirable to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code and the Regulations promulgated thereunder; and

(y)         to execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all acts for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and maintain all of the rights and powers of a general partner as provided by the Act.

7.1.2     Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

7.2        Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

7.3        Indemnification and Exculpation of Covered Persons.

7.3.1     The Partnership shall indemnify, to the fullest extent allowed under applicable law, a Covered Person from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative), that relate to the operations of the Partnership as set forth in this Agreement or relate to the provision of services to the Partnership in which any Covered Person may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that (i) the act or omission of the Covered Person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Covered Person actually received an improper personal benefit in money, property or services, (iii) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful or (iv) the Covered Person acted with gross negligence or willful misconduct.

7.3.2     The Partnership shall pay or reimburse a Covered Person for reasonable expenses and other costs incurred by a Covered Person who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.3 has been met and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the Covered Person was not entitled to indemnification pursuant to this Section 7.3.

7.3.3     The Partnership may purchase and maintain insurance on behalf of the Covered Persons and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

7.3.4     For purposes of this Section 7.3, (i) the Partnership shall be deemed to have requested a Covered Person to serve as a fiduciary of an employee benefit plan whenever the performance by the Covered Person of its duties to the Partnership also imposes duties on the Covered Person, or otherwise involves services by the Covered Person to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on a Covered Person with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.3 and (iii) actions taken or omitted by the Covered Person with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

7.3.5     In no event may a Covered Person subject the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

7.3.6     A Covered Person shall not be denied indemnification in whole or in part under this Section 7.3 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or approved by the Board of Directors.

7.3.7     Notwithstanding the above provisions in this Section 7.3, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Covered Person, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Covered Person or (iii) a court of competent jurisdiction approves a settlement of the claims against the Covered Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

7.3.8     Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.3 in favor of any Covered Person having or potentially having liability for any such indebtedness.

7.3.9     The provisions of this Section 7.3 are for the benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

7.3.10   The indemnification provided by this Section 7.3 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity.

7.3.11   Neither the amendment nor repeal of this Section 7.3, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 7.3, shall apply to or affect in any respect the applicability of this Section 7.3 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.3.12   None of the Partners or any of their Affiliates shall have any obligation to cause the Partnership to take any action that would result in personal liability to any Limited Partner, its principals or any of its Affiliates in their capacity as obligator or guarantor of any loan that is obtained or assumed by the Partnership, notwithstanding that the failure to take any such action might result in the total or partial loss of the Partnership’s interest in some or all of the Partnership’s Property.  Such action may include transferring property to a lender pursuant to a deed in lieu of foreclosure.  Any action or inaction by the Partners or any of their Affiliates that is intended to avoid personal liability under any obligation or guaranty related to a loan that is obtained or assumed by the Partnership shall not constitute a breach of any fiduciary or other duty that the General Partner or its Affiliates may owe the Partnership.  Further, the Partnership shall indemnify and hold harmless any Partners and their Affiliates for any guarantees including principal guarantees or non-recourse carve-out guarantees.

7.3.13   The Partners acknowledge that the Limited Partners shall not be in breach of any duty or obligation that the Limited Partners or their Affiliates may have to the Partnership or the Partners if the Limited Partners vote their Limited Partner Interests in their own best interest with respect to any matter upon which the Limited Partners have the right to vote.

7.4        Liability of the General Partner.

7.4.1     Notwithstanding anything to the contrary set forth in this Agreement, the Covered Persons shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Covered Person acted in good faith.  The Covered Person shall not be in breach of any duty that the Covered Person may owe to the Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the Covered Person, acting in good faith, abides by the terms of this Agreement.

7.4.2     In addition, to the extent the Covered Person performs its duties in accordance with the standards provided by the Act, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, employee, agent or stockholder of the General Partner.  To the maximum extent that the Act and the general laws of the State of Delaware, in effect from time to time, permit limitation of the liability of general partners of a limited partnership, the Covered Person shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the Covered Person actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the Covered Person is entered in a proceeding based on a finding in the proceeding that the action or failure to act of the Covered Person was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

7.4.3     The Limited Partners expressly acknowledge that (i) the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively and (ii) the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to the Limited Partners or some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

7.4.4     Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief, that such action or omission is necessary or advisable in order to (i) protect the ability of the General Partner to continue to qualify as a REIT or (ii) prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.4.5     Subject to its obligations and duties as General Partner set forth in Section 7.1, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees and agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.

7.4.6     To the extent that, at law or in equity, a Covered Person has duties and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

7.4.7     Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the other Partners or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or in equity or any other agreement contemplated herein or otherwise.

7.4.8     The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

7.4.9     The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

7.4.10   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

7.4.11   Neither the amendment nor repeal of this Section 7.4, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 7.4, shall apply to or affect in any respect the applicability of this Section 7.4 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.5        Reimbursement of General Partner.

7.5.1     Except as provided in this Section 7.5 and elsewhere in this Agreement (including Sections 5 and 6), the General Partner shall not be compensated for its services as general partner of the Partnership.

7.5.2     REIT Expenses and Administrative Expenses shall be obligations of the Partnership and the General Partner shall be entitled to reimbursement for all REIT Expenses and Administrative Expenses incurred by the General Partner on behalf of the Partnership.  Reimbursement of

REIT Expenses and Administrative Expenses shall be treated as an expense of the Partnership and not as allocations of Partnership income or gain.

7.6        Outside Activities.  Subject to Section 7.8, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, or any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities.  None of the Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

7.7        Employment or Retention of Affiliates.

7.7.1     Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, advisor, manager, property manager, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable.

7.7.2     The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner; provided that any such arrangements (other than arrangements with wholly-owned subsidiaries) shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

7.7.3     The Partnership may transfer assets to joint ventures, limited liability companies, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement, applicable law and the REIT status of the General Partner; provided that any such arrangements shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction.

7.7.4     Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

7.8        General Partner Participation.  The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of any Property shall be conducted through the Partnership, a Subsidiary, a GP Subsidiary or a taxable REIT subsidiary (within the meaning of Section 856(l) of the Code); provided, however, that the General Partner is allowed to make a direct acquisition, but only if such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.

7.9        Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees as the General Partner may determine in its sole discretion, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10      Redemptions.  In the event the General Partner (i) redeems any REIT Shares or (ii) makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of applicable General Partner Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares.  Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire at least an equal number of applicable General Partner Units held by the General Partner.  In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of applicable General Partner Units for an equivalent purchase price based on the application of the Conversion Factor.

7.11      Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.12      Officers.

7.12.1   The General Partner, in its sole discretion, may appoint officers of the Partnership at any time.  The officers of the Partnership, if appointed by the General Partner, may include a president, chief executive officer, chief legal officer, chief investment officer, any number of vice presidents, a secretary, chief financial officer or any other officer designated by the General Partner.  The officers shall serve at the pleasure of the General Partner.  Any individual may hold any number of offices.  The officers shall exercise such powers and perform such duties as determined and authorized by the General Partner.

7.12.2   Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the General Partner at any time.  Any officer may resign at any time by giving written notice to the General Partner.  Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

7.12.3   No officer shall receive a salary for acting as an officer of the Partnership.

7.12.4   No officer of the Partnership shall have the authority to sign contracts and obligations on behalf of the Partnership.  All contracts and obligations of the Partnership shall be executed by the General Partner, as General Partner of the Partnership.

8.          Changes in General Partner.

8.1        Transfer of the General Partner’s Partnership Interest.

8.1.1     The General Partner shall not transfer all or any portion of its General Partner Interest or withdraw as the General Partner except as provided in, or in connection with a transaction contemplated by, Section 8.1.2, 8.1.3 or 8.1.4.

8.1.2     Except as otherwise provided in Section 8.1.3 or 8.1.4, the General Partner shall not engage in any merger, consolidation or other combination with or into another entity or the sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), which in each case results in a change of control of the General Partner (a “Transaction”), unless:

(a)         Such Transaction is approved by a Majority Vote;

(b)         as a result of such Transaction, all Common Limited Partners will receive for each Common Limited Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share (and for other holders of Limited Partner Units receiving assets with a value equal to the value of such other Limited Partner Units as determined by the General Partner); provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each Common Limited Partner or Series GO Limited Partner, as applicable, shall be given the option to exchange its Common Limited Units and Series GO Limited Units for the greatest amount of cash, securities, or other property which a Common Limited Partner holding Common Limited Units or a Series GO Limited Partner holding Series GO Limited Units would have received had it (i) exercised its Exchange Right and (ii) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(c)         the General Partner is the surviving entity in the Transaction and either (i) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (ii) all Common Limited Partners and GO Limited Partners receive in exchange for their Common Limited Units or Series GO Limited Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares with respect to the Common Limited Units and the fair market value of the Series GO Limited Units as determined by the General Partner with respect to the Series GO Limited Units.

8.1.3     Notwithstanding Section 8.1.2, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than General Partner Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith or the Partnership is merged with an operating partnership of a REIT and comparable units in the other operating partnership are received by the Limited Partners and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder.  Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 8.1.3.  The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Common Limited Unit and a Series GO Limited Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants, convertible or exchangeable securities or other rights relating thereto, and which a holder of Common Limited Units or Series GO Limited Units, respectively, could have acquired had such Common Limited Units or Series GO Limited Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor.  The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 9.4 and 9.5 so as to approximate the existing rights and obligations set forth in Sections 9.4 and 9.5 as closely as reasonably possible.  The above provisions of this Section 8.1.3 shall similarly apply to successive mergers or consolidations permitted hereunder.

8.1.4     Notwithstanding Section 8.1.2:

(a)         the General Partner may transfer all or any portion of its General Partner Interest to (i) a wholly-owned Subsidiary of such General Partner or (ii) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partner Interest, may withdraw as General Partner; and

(b)         the General Partner may engage in any transaction that is not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

8.2        Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

8.2.1     the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.6 in connection with such admission shall have been performed;

8.2.2     if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

8.2.3     counsel for the Partnership shall have rendered an opinion (relying on or obtaining such opinions from other counsel as may be necessary) that (i) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (ii) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (a) the Partnership to be classified other than as a partnership for federal income tax purposes or (b) the loss of any Limited Partner’s limited liability.

8.3        Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

8.3.1     Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.4.1) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 8.3.2.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 8.2 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

8.3.2     Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.4.1) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Common Limited Partners, within 90 days after such occurrence and by a Common Majority Vote, may elect to continue the business of the Partnership by selecting, subject to Section 8.2 and any other provisions of this Agreement, a substitute General Partner.  If the Common Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

8.4        Removal of a General Partner.

8.4.1     Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be an Event of Bankruptcy or a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.  The Limited Partners may not remove the General Partner, with or without cause.

8.4.2     If a General Partner has been removed pursuant to this Section 8.4 and the Partnership is continued pursuant to Section 8.3, such General Partner shall promptly transfer and assign its General Partner Interest to the substitute General Partner approved by a Common Majority Vote in accordance with Section 8.3.2 and otherwise be admitted to the Partnership in accordance with Section 8.2.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner as a result of the event that caused the removal.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner, on the one hand, and the Common Limited Units pursuant to a Common Majority Vote, on the other hand, within 10 days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and the Common Limited Partners pursuant to a Common Majority Vote, shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals closest in value.

8.4.3     The General Partner Interest of a removed General Partner, until transferred pursuant to Section 8.4.2, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Net Income, gain or Net Loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 8.4.2.

8.4.4     All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

9.          Rights and Obligations of the Limited Partners.

9.1        Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

9.2        Power of Attorney.  Each Limited Partner, pursuant to Section 14, hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact.

9.3        Limitation on Liability of Limited Partners.  No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contributions, if any, as and when due hereunder.  After its Capital Contributions are fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

9.4        Exchange Right.

9.4.1     Subject to the provisions in this Section 9.4 and the provisions of any agreements between the Partnership and one or more Common Limited Partners or Series GO Limited Partners, respectively, with respect to their Common Limited Units and the Series GO Limited Units held by them, each Common Limited Partner and Series GO Limited Partner shall have the right (the “Exchange Right”), beginning on the Exchange Date, to require the Partnership to exchange on a Specified Exchange Date all or a portion of the Common Limited Units or Series GO Limited Units held by such Common Limited Partner or Series GO Limited Partner for the applicable Cash Amount to be paid by the Partnership (with the Cash Amount determined 60 days after the receipt of the Exchange Notice for purposes of this Section 9.4), provided that such Common Limited Units or Series GO Limited Units shall have been outstanding for at least one year.  The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the General Partner) by the Common Limited Partner or Series GO Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Limited Units or Series GO Limited Units subject to the Exchange Notice pursuant to Section 9.4.2; and provided, further, that no Common Limited Partner or Series GO Limited Partner may deliver more than two Exchange Notices during each calendar year.  A Common Limited Partner or a Series GO Limited Partner may not exercise the Exchange Right for less than 1,000 Common Limited Units or Series GO Limited Units, respectively, or, if such Common Limited Partner or Series GO Limited Partner holds less than 1,000 Common Limited Units or Series GO Limited Units, all of the Common Limited Units or Series GO Limited Units held by such Partner.  The Exchanging Partner shall have no right, with respect to any Common Limited Units or Series GO Limited Units so exchanged, to receive any distribution paid with respect to Common Limited Units or Series GO Limited Units if the record date for such distribution is on or after the Specified Exchange Date.

9.4.2     Notwithstanding the provisions of Section 9.4.1, a Common Limited Partner or Series GO Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell the Common Limited Units or Series GO Limited Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole discretion, elect to purchase directly and acquire such Common Limited Units and Series GO Limited Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Limited Units or Series GO Limited Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Limited Units and Series GO Limited Units.  If the General Partner shall elect to exercise its right to purchase Common Limited Units under this Section 9.4.2 with respect to the Exchange Notice, it shall so notify the Exchanging Partner within 10 business days after the receipt by the General Partner of such Exchange Notice.  Unless the General Partner (in its sole discretion) shall exercise its right to purchase Common Limited Units or Series GO Limited Units from the Exchanging Partner pursuant to this Section 9.4.2, the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right.  In the event the General Partner shall exercise its right to purchase Common Limited Units and Series GO Limited Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 9.4.2, the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the General Partner shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Limited Units or Series GO Limited Units to the General Partner.

9.4.3     Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right, including an assignment of the Common Limited Units or Series GO Limited Units, and

if the General Partner is relying upon the exemption from registration under the Securities Act provided by Regulation D promulgated under the Securities Act, or any successor rule, a document pursuant to which the Exchanging Partner makes a representation that it is an accredited investor; provided, however, that if the Exchanging Partner cannot make such representation, then the Exchanging Partner shall have no right to exercise its Exchange Right.

9.4.4     In case of any reclassification of the REIT Shares (including, but not limited to, any reclassification upon a consolidation or merger in which the General Partner is the continuing corporation) into securities other than REIT Shares, for purposes of Section 9.4.2, the General Partner may thereafter exercise its right to purchase Common Limited Units or Series GO Limited Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Shares for which such Common Limited Units or Series GO Limited Units could be purchased immediately prior to such reclassification.

9.4.5     Any REIT Shares issued to an Exchanging Partner upon the exercise by the General Partner of its right to purchase Common Limited Units or Series GO Limited Units under Section 9.4.2, shall not be required to be registered under the Securities Act, unless subject to a separate agreement between the General Partner and the Exchanging Partner.

9.4.6     Notwithstanding the provisions of Section 9.4.1 and 9.4.2, a Common Limited Partner or Series GO Limited Partner shall not be entitled to exercise the Exchange Right if such exercise would result in (i) any Person owning, directly or indirectly, shares of the General Partner in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons (determined without reference to any rules of attribution), (iii) the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) the General Partner owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (v) the acquisition of the REIT Shares by such Common Limited Partner could cause a violation of the Securities Act either for the exchange or other securities offerings, (vi) the REIT Shares would be required to be registered under the Securities Act, (vii) the General Partner no longer qualifies as a REIT under the Code or (viii) the General Partner believes that the Partnership will be treated as a “publicly traded partnership.”  The General Partner, in its sole discretion, may waive any of the restrictions on exchange set forth in this Section 9.4.6.

9.4.7     Each Common Limited Partner and Series GO Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Common Limited Units and Series GO Limited Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Common Limited Units and Series GO Limited Units free of any such items.  Each Common Limited Partner and Series GO Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Common Limited Units and Series GO Limited Units and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.  The General Partner shall have no obligation to acquire Common Limited Units or Series GO Limited Units (i) to the extent that any such Common Limited Units or Series GO Limited Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Common Limited Partner or Series GO Limited Partner shall fail to give the General Partner adequate assurances that such Common Limited Units and Series GO Limited Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Common Limited Units and Series GO Limited Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner or Series GO Limited Partner by the amount of the lien, encumbrance or right of any other person or entity.  The

Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Units or Series GO Limited Units which are subject to the Exchange Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities.  Each Common Limited Partner and Series GO Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Common Limited Units and Series GO Limited Units to the General Partner pursuant to the Exchange Right, such Common Limited Partner shall assume and pay such transfer tax.

9.4.8     Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 9.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days to the extent required for the General Partner to obtain additional funding to be used to make such payment of the Cash Amount by the issuance of additional REIT Shares or otherwise.  Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the exchange to occur as quickly as reasonably possible.

9.4.9     Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Common Limited Partners or Series GO Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each Common Limited Partner and each other Person that holds interests in the Partnership convertible for, or other instruments exercisable for, Common Limited Units or Series GO Limited Units.

9.4.10   A fee may be charged in connection with an exercise of Exchange Rights pursuant to this Section 9.4 to cover the expenses of the Partnership or the General Partner.

9.4.11   The exercise of an Exchange Right by a Common Limited Partner or Series GO Limited Partner will be subject to compliance with securities laws applicable to the exchange and therefore the Exchange Right may not be exercisable in the absence of an effective registration statement or an available exemption from registration.

9.5        Call Right.

9.5.1     In the event of a Termination Event or immediately prior to a Termination Event, the General Partner shall have the right (the “Call Right”) to purchase all of the Limited Partner Units held by a Limited Partner (a “Called Unit”), at a price equal to the Cash Amount; provided, however, that the General Partner may, in its sole discretion, beginning on or after the Exchange Date, elect to purchase such Called Units by paying to the Limited Partner in question the REIT Shares Amount in lieu of the Cash Amount.  The Call Right shall be exercised pursuant to a notice (the “Call Notice”) delivered by the General Partner to the Limited Partner.  The General Partner may not exercise the Call Right for less than all of the Called Units.  A Limited Partner receiving the Call Notice described above shall have no rights with respect to any interest in the Partnership other than the right to receive payment for its interest in the Partnership in cash or REIT Shares in accordance with this Section 9.5.  An assignee of a Limited Partner shall be bound by and subject to the Call Right of the General Partner pursuant to this Section 9.5.  In connection with any exercise of such Call Right by the General Partner with respect to an assignee, the Cash Amount (or REIT Shares Amount) shall be paid by the General Partner directly to such assignee and not to the Limited Partner from which such assignee acquired its Called Units, as applicable.  The Call Right may be assigned to any acquiring company pursuant to a Termination Event.

9.5.2     Within 30 days after the delivery of the Call Notice by the General Partner to the Limited Partners under this Section 9.5, the General Partner (subject to the limitations set forth in Section 9.5.4) shall transfer and deliver the Cash Amount (or the REIT Shares Amount) to the Limited Partners or, as applicable, their assignees, whereupon the General Partner (or its designee) shall acquire the Called Units of such Limited Partners or, as applicable, their assignees, and shall be treated for all purposes of this Agreement as the owner of such Called Units.

9.5.3     In the event that the General Partner elects to pay a Limited Partner in the form of the REIT Shares Amount and such REIT Shares Amount is not a whole number of REIT Shares, the Limited Partner shall be paid (i) the number of REIT Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional REIT Share which would otherwise be payable to the Limited Partner.

9.5.4     In determining whether to elect to pay the REIT Shares Amount in lieu of the Cash Amount in Sections 9.5.1 and 9.5.2, the General Partner shall consider whether such election would result in, (i) any Person owning shares of the General Partner in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons, (iii) the General Partner being “closely held” within the meaning of Section 856(h) of the Code or (iv) the General Partner owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.  The General Partner, in its sole discretion, may elect to pay the REIT Shares Amount despite the fact that it would result in any of the occurrences set forth in this Section 9.5.4.

9.5.5     Each Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of the REIT Shares upon exercise of the Call Right including, without limitation, an assignment of the Called Units.  Each Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Called Units, free of any such items.  The Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Called Units, as applicable, and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.  The General Partner shall have no obligation to acquire Called Units (i) to the extent that any such Called Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Limited Partner shall fail to give the General Partner adequate assurances that such Called Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Called Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Limited Partner by the amount of the lien, encumbrance or right of any other person or entity.  The Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Limited Partner’s Called Units, which are subject to the Call Right or the exercise of the Call Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities.  Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Called Units to the General Partner pursuant to the exercise of the Call Right, such Limited Partner shall assume and pay such transfer tax.

9.6        Put Option.

9.6.1     In the event of a Termination Event or immediately prior to a Termination Event or an Advisor Termination Event, the Series B Limited Partners shall have the right (the “Put Right”) to sell all or a portion of their Series B Limited Units (a “Put Unit”) to the Partnership for cash, at a price equal to the fair market value as set forth in Section 9.6.4.  The Series B Limited Partners may, in their sole discretion, elect to take the consideration offered in the Termination Event.  The Put Right shall be exercised pursuant to a notice (the “Put Notice”) delivered by a Series B Limited Partner to the General Partner.  An assignee of a Series B Limited Partner shall receive the Put Right set forth in this Section 9.6.  In connection with any exercise of such Put Right by an assignee of a Series B Limited Partner, the fair market value of the Put Units shall be paid by the Partnership directly to such assignee and not to the Series B Limited Partner from which such assignee acquired its Put Units.

9.6.2     Within 30 days after the delivery of the Put Notice by a Series B Limited Partner to the General Partner under this Section 9.6, the Partnership shall transfer and deliver the fair market value of the Put Units to such Series B Limited Partner or, as applicable, its assignee, whereupon the Partnership shall acquire the Put Units of such Series B Limited Partner or, as applicable, its assignee, and such Put Units shall no longer be considered outstanding.

9.6.3     Each Series B Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Put Units, free and clear of any liens or the rights or interest of any other Person and covenants and agrees to deliver its Put Units free of any such items.  Each Series B Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Put Units and that it has obtained, and will obtain, the consent or approval of all Persons, if any, having the right to consent to or approve of such transfer and surrender.  The Partnership shall have no obligation to acquire Put Units (i) to the extent that any such Put Units are subject to any liens, encumbrances or the right or interest of any other Person or (ii) in the event that the Series B Limited Partner shall fail to give the Partnership adequate assurances that such Put Units are not subject to any such liens, encumbrances or the right or interest of any other Person or shall fail to fully indemnify the Partnership as set forth below; provided, however, the Partnership may, in its sole discretion, acquire Put Units subject to a lien, encumbrance or right of another Person and in such case the Partnership shall reduce the fair market value of the Put Units paid to the Series B Limited Partner by the amount of the lien, encumbrance or right of any other Person.  The Series B Limited Partner agrees to indemnify and hold the General Partner and the Partnership harmless from and against any and all liabilities, charges, costs and expenses relating to such Series B Limited Partner’s Put Units or the exercise of its Put Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other Persons.  Each Series B Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Put Units to the Partnership pursuant to the exercise of the Put Right, such Series B Limited Partner shall assume and pay such transfer tax.

9.6.4     The value of the Put Units being sold pursuant to this Section 9.6 shall be equal to the amount the Series B Limited Partners would have received if all of the assets of the Partnership were sold at the Transaction Value, all liabilities of the Partnership were paid in full and all remaining funds were distributed to the Partners in accordance with this Agreement.  In the event that the Put Units being sold pursuant to this Section 9.6 have the right to the amounts set forth in Sections 6.3.1, 6.3.2 and 6.3.3, such net amounts shall be presumed to be the same value assigned to the per Common Limited Partnership Unit pursuant to the Transaction Event.  The fair market value of a Put Unit shall be determined by agreement between the Partnership and a majority of the Series B Limited Partners who are making an election pursuant to this Section 9.6.  If the Partnership and a majority of the Series B Limited Partners who are making an election pursuant to this Section 9.6 cannot agree upon the fair market value of the Put Units being sold pursuant to this Section 9.6 within 30 days, the fair market value thereof shall be determined by an independent accountant selected by the Partnership and approved by a majority of the Series B Limited Partners who are making an election pursuant to this Section 9.6.  The decision of the accountant selected pursuant to this Section 9.6.4 will be final and binding and may be enforced by legal proceedings.  The Partnership and a majority of the Series B Limited Partners selling Put Units pursuant to this Section 9.6 shall each compensate the accountant appointed pursuant to this Section 9.4.6 equally.

9.7        Conversion of Series T Limited Units.  Upon a Termination Event, all Series T Limited Units then currently outstanding shall automatically convert to Common Limited Units at the value described in Section 6.10.

10.        Transfers of Limited Partner Interests.

10.1      Restrictions on Transfer of Limited Partner Interests.

10.1.1   Subject to the provisions of this Section 10.1, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole discretion.  Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

10.1.2   No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by Section 10.1.1 or Section 10.1.3 or a Transfer made pursuant to Section 10.4) of all of its Limited Partner Units pursuant to this Section 10 or pursuant to an exchange of all of its Common Limited Units pursuant to Section 9.4.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Limited Partner Interest, such Limited Partner shall cease to be a Limited Partner.

10.1.3   Notwithstanding Section 10.1.1 and subject to Sections 10.1.4, 10.1.5 and 10.1.6, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Limited Partner Units to (i) a parent or parent’s spouse, natural or adopted descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person, of which trust such Limited Partner or any such Person is a trustee, (ii) a corporation, a partnership or limited liability company controlled by a Person or Persons named in (i) above or (iii) if the Limited Partner is an entity, its beneficial owners.

10.1.4   No Limited Partner may effect a Transfer of its Limited Partner Interests, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partner Interests under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law.

10.1.5   No Transfer by a Limited Partner of its Limited Partner Units, in whole or in part, may be made to any Person if, in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, the Transfer (i) would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the belief of the General Partner, would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) in the belief of the General Partner, would cause the Limited Partner Units to be deemed to be “traded on an established securities market” or “readily tradable on a secondary market (or substantial equivalent thereof)” under the provisions applicable to publicly traded partnership status under Section 7704 of the Code and the Regulations promulgated thereunder, (iv) would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or to Section 4975 of the Code, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code), (v) would, in the belief of the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101 or (vi) would subject the Partnership to be regulated under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA.

10.1.6   No Limited Partner may Transfer any Limited Partner Units to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Limited Partner Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

10.1.7   Any Transfer in contravention of any of the provisions of this Section 10 shall be void and ineffectual and shall not be binding upon or recognized by the Partnership.

10.1.8   Prior to the consummation of any Transfer under this Section 10, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

10.2      Admission of Substitute Limited Partner.

10.2.1   Subject to the other provisions of this Section 10, an assignee of a Limited Partner Interest (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partner Interest) shall be deemed admitted as a Limited Partner only with the consent of the General Partner, which consent may be granted or withheld in its sole discretion and upon the satisfactory completion of the following:

(a)         The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(b)         The assignee shall have delivered a letter containing the representation set forth in Section 15.1.1 through 15.1.6 and the agreement set forth in Section 15.1.7.

(c)         If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(d)         The assignee shall have executed the power of attorney as set forth in Section 14.

(e)         The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(f)         The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole discretion.

10.2.2   For the purpose of allocating Net Income and Net Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become a Partner upon the later of the date specified in the Transfer documents or the date on which the General Partner has received all necessary instruments of Transfer and substitution subject to Section 5.1.5.

10.2.3   The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 10.2 and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Section 10 to the admission of such Person as a Limited Partner of the Partnership.

10.3      Rights of Assignees of Partnership Interests.

10.3.1   Subject to the provisions of Sections 10.1 and 10.2, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

10.3.2   Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partner Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partner Interest, shall be subject to all the provisions of this Section 10 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partner Interest.

10.4      Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of the Limited Partner’s estate or, if Limited Partner dies, Limited Partner’s executor, administrator or trustee, or, if Limited Partner is finally adjudicated incompetent, Limited Partner’s committee, guardian or conservator, and any such Person shall have the rights of such Limited Partner for the purpose of settling or managing Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

10.5      Joint Ownership of Interests.  A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same personal residence.  The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death.  Upon notice to the

General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

10.6      Repurchase of Units.

10.6.1   Following the date of acquisition of Limited Partner Units by a Limited Partner (the “Acquisition Date”), upon the written request of such Limited Partner (executed by the trustee or authorized agent in the case of a retirement plan) and in the sole discretion of the General Partner the Partnership may repurchase the Limited Partner Units of such Limited Partner.  The terms and conditions of any such repurchase of Limited Partner Units shall be determined in the sole discretion of the General Partner.  The Partnership may enter into separate redemption agreements with Limited Partners in the sole discretion of the General Partner.

10.6.2   In the event that any REIT Shares (including Interval Shares) are redeemed, the Partnership shall redeem the appropriate number of Partnership Units (including Interval Units) at the same applicable price.

10.6.3   Notwithstanding the above or the restrictions in Section 10.1, the Partnership shall not purchase (after considering the provision in Section 9.4) more than 10% in the aggregate of the total Limited Partner Units (other than those excluded by Regulation Section 1.7704-1(k)(1)(ii)) of the Partnership per annum reduced by the percentage of any transfers made under Regulation Sections 1.7704-1(g) or transfers that do not qualify for safe harbor treatment under the Regulations (which excludes private transfers described in Regulation Section 1.7704-1(e)); provided, however, that the restriction set forth in this Section 10.6.3 shall not apply until the Partnership has more than 100 Partners.

10.6.4   In the event that the Partnership sells, transfers or otherwise disposes of a Property that was contributed by a Series T Limited Partner within 5 years of the contribution date which results in the recognition of taxable income or gain under Section 704(c) of the Code for such Series T Limited Partner, the Partnership will, at the request of the Series T Limited Partner, repurchase from such Series T Limited Partner that number of Series T Limited Units with a value equal to the aggregate income tax payable as a result of the Section 704(c) gain that is allocable to the Series T Limited Units (but not in excess of the fair market value of such Series T Limited Units) held by such Series T Limited Partner at the time of such sale (utilizing the highest marginal Federal income tax rate).  The repurchase price for the Series T Limited Units will be equal to the fair market value of the Series T Limited Units at the time of the sale as determined in the sole discretion of the General Partner.

10.7      Repurchase of Interval Units.

10.7.1   The General Partner shall cause the Partnership to establish a reserve (the “Interval Units Repurchase Reserve”) of liquid assets in an amount equal to 20% of the aggregate gross proceeds from the Partnership’s issuance of Interval Units.  The Interval Units Repurchase Reserve shall be comprised of cash and cash-like instruments, government securities, publicly traded REIT shares and other publicly traded securities (the “Interval Units Reserve Assets”).  The Interval Units Repurchase Reserve shall be used solely to repurchase the Interval Units as set forth in this Section 10.7.  The General Partner may, but has no obligation to, increase or restore the amount of the Interval Units Repurchase Reserve or restore any amounts resulting from a decline in value of the Interval Units Reserve Assets.

10.7.2   The redemption terms, limitations and timing applicable to the Interval Shares shall equally apply to the Interval Units.

11.        Books and Records; Accounting; Tax Matters.

11.1      Books and Records.  At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (i) a current list of the full name and last known address of each Partner, (ii) a copy of the Certificate, (iii) copies of the Partnership’s federal, state and local income tax returns and reports, (iv) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (v) all documents and information required under the Act.

11.2      Custody of Partnership Funds; Bank Accounts.

11.2.1   All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

11.2.2   All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances, municipal notes and bonds or other investments approved by the Board of Directors.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2.2.

11.3      Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year, except as otherwise required by applicable law.

11.4      Annual Tax Information and Report.  The General Partner shall supply each person who was a Limited Partner at any time during such year the tax information necessary for such Partner to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

11.5      Partnership Representative; Tax Elections.

11.5.1   The General Partner shall be the “partnership representative” for purposes of Section 6223 and 6231 of the Code and shall, at the Partnership’s expense, cause to be prepared and timely filed after the end of each taxable year of the Partnership all federal and state income tax returns required of the Partnership for such taxable year.  If any state or local tax law provides for a partnership representative or Person having similar rights, powers, authority or obligations, the General Partner shall also serve in such capacity.  The Partnership shall make such elections pursuant to the provisions of the Code as the General Partner, in its sole discretion, deems appropriate (including, in the General Partner’s sole discretion, an election under Section 754 of the Code or an election to have the Partnership treated as an “electing investment partnership” for purposes of Section 743 of the Code).

11.5.2   If any audit adjustment results in an underpayment of tax that is imputed to the Partnership and would be assessed and collected at the Partnership level in the period that the adjustment becomes final, the Partnership may, in the sole discretion of the General Partner, elect:

(a)         to pay an imputed underpayment as calculated under Section 6225(b) of the Code with respect to such adjustment, including interest, penalties and related tax (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year.  The General Partner shall use commercially reasonable efforts to reduce the amount of such Imputed Underpayment on account of the tax-exempt status (as defined in Section

168(h)(2) of the Code) of any Limited Partner as provided in Section 6225(c)(3) of the Code.  Each Limited Partner agrees to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to the Limited Partner’s proportionate share of any Imputed Underpayment, regardless of whether such Limited Partner is a Limited Partner in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Partnership within 15 days following the General Partner’s request for payment and any amount that is not funded shall be treated in accordance with Section 6.2.  Each Limited Partner’s proportionate share shall be determined by the General Partner in good faith taking into account each Limited Partner’s (or former Partner’s) particular status, including its tax-exempt or non-United States status, its interest in the Partnership in the “Reviewed Year,” and its timely provision of information necessary to reduce the amount of Imputed Underpayment set forth in Section 6225(c) of the Code; or

(b)         under Section 6226(a) of the Code, to cause the Partnership to issue adjusted Schedule K-1s or any other similar statement prescribed by the Code, Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority to each applicable Partner for the Reviewed Year, who will then be required to pay their allocable share of tax otherwise attributable to the Partnership.  Each Partner hereby agrees and consents to such election and agrees to take any action and furnish the General Partner with any information necessary to give effect to such election, as required by such Section 6226(a) of the Code and applicable Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority.

11.6      Reports to Limited Partners.

11.6.1   As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles.  As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.  The annual financial statements shall be audited by accountants selected by the General Partner.

11.6.2   Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

11.7      Access to Books and Records.  Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.  Notwithstanding the foregoing, the General Partner, in its sole discretion, may restrict receipt of the information identified in Section 11.1, if the General Partner reasonably believes that (i) disclosure of such information is not in the best interest of the Partnership or could damage the Partnership or the General Partner or its business, (ii) the Partnership is required by law or by agreement with a third party to keep confidential or (iii) the requesting Limited Partner’s reason for obtaining the applicable information is, in the General Partner’s sole discretion, related to the Limited Partner’s individual purposes and not for a Partnership purpose.  In no event shall the General Partner be required to provide any Partner with access to any personal information with respect to the Partners, including, but not limited to, the names, addresses, email addresses and phone numbers of the Partners.

12.        Amendment of Agreement; Merger.

12.1      Amendment Related to Merger.  The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of any Limited Partner, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 8.1.2, 8.1.3 or 8.1.4; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require a Majority Vote:

12.1.1   any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 9.4.4 or 8.1.4) in a manner adverse to the Common Limited Partners;

12.1.2   any amendment that would adversely affect the rights of the Common Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional interests in the Partnership pursuant to Section 4;

12.1.3   any amendment that would alter the Partnership’s allocations of Net Income and Net Loss to the Limited Partners, other than with respect to the issuance of additional Participating Partnership Units pursuant to Section 4; or

12.1.4   any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

12.2      Amendment Without the Consent of the Limited Partners.  The ability of the General Partner to amend this Agreement without the consent of the Limited Partners, pursuant to Section 12.1, includes, but is not limited to, any amendment to:

12.2.1   add or modify a distribution reinvestment plan for the General Partner or the Partnership;

12.2.2   modify the allocation provisions of the Agreement to comply with Code Section 704(b) or 704(c);

12.2.3   add to the representations, duties, services or obligations of the General Partner or any Affiliates for the benefit of the Limited Partners;

12.2.4   cure any ambiguity or mistake, correct or supplement any provision in the Agreement that may be inconsistent with any other provision, or make any other provision with respect to matters or questions arising under the Agreement that will not be inconsistent with the provisions of the Agreement;

12.2.5   amend the Agreement to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts upon the return of capital to the Limited Partners;

12.2.6   minimize the adverse impact of, or comply with, any “plan assets” for ERISA purposes;

12.2.7   execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the General Partner under a special or limited power of attorney and to take all such actions in connection therewith as the General Partner deems necessary or appropriate with the signature of the General Partner acting alone;

12.2.8   change the name and/or principal place of business of the Partnership;

12.2.9   decrease the rights and powers of the General Partner (so long as such decrease does not impair the ability of the General Partner to manage the Partnership and conduct its business affairs);

12.2.10   sell preferred units and other securities and admit preferred limited partners and other limited partners to the Partnership;

12.2.11   make any changes necessary or advisable to enable the General Partner to qualify or maintain its status as a REIT;

12.2.12   establish or amend exchange rights for the exchange of Partnership Units for an equivalent number of REIT Shares;

12.2.13   establish or amend a Partnership Unit repurchase program; or

12.2.14   make any changes necessary or advisable to satisfy concerns of the Commission, any state securities regulator or any stock exchange in connection with a securities offering by the General Partner or otherwise.

12.2.15   No amendment will be adopted pursuant to Sections 12.2.10 or 12.2.14 without the consent of the Limited Partners unless the adoption thereof (i) is for the benefit of and not adverse to the interests of the Limited Partners and (ii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

12.3      Amendments Requiring Approval of Series B Limited Partners.  Any amendments to the allocation and distribution provisions relating to the Series B Limited Units set forth in Sections 5.8, 6.3.1, 6.3.2, 6.3.3 and 6.3.4, the Put Option set forth in Section 9.6 and any other rights of the Series B Limited Partners appearing elsewhere in this Agreement shall require the approval of the Series B Limited Partners.

12.4      Amendments Requiring Approval of Series T Limited Partners and Series GO Limited Partners.

12.4.1   Any amendments to the allocation or distribution provisions relating to the Series T Limited Units, the conversion of the Series T Limited Units to Common Limited Units set forth in Section 9.7 and any other rights of the Series T Limited Partners appearing elsewhere in this Agreement or in the agreement between the Partnership and a Series T Limited Partner, other than with respect to the issuance of additional interests in the Partnership, shall require the approval of the Series T Limited Partner whose rights are affected by the amendment.

12.4.2   Any amendments to the allocation and distribution provisions relating to the Series GO Limited Units and any other rights of the Series GO Limited Partners appearing elsewhere in this Agreement, other than with respect to the issuance of additional interests in the Partnership, shall require the approval of the Series GO Limited Partners.

12.5      Meetings of Partners.

12.5.1   The Partners may but shall not be required to hold any annual, periodic or other formal meetings.  Meetings of the Partners may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Common Limited Units in the Partnership.

12.5.2   The Partner or Partners calling the meeting may designate any place within the State of Delaware as the place of meeting for any meeting of the Partners; and Partners holding at least a majority of the Voting Participating Partnership Units in the Partnership or the General Partner may designate any place outside the State of Delaware as the place of meeting for any meeting of the Partners.  If no designation is made, or if a special meeting is called, the place of meeting shall be the principal place of business of the Partnership.

12.5.3   Except as provided in Section 12.4.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

12.5.4   Anything in this Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

12.5.5   If all of the Partners shall meet at any time and place, either within or outside of the State of Delaware, in person or by proxy, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

12.5.6   For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date.  When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

12.5.7   Partners holding at least 30% of the Voting Participating Partnership Units entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners.  In the absence of a quorum at any such meeting, Partners holding at least a majority of the Voting Participating Partnership Units so represented may adjourn the meeting to another time and place.  Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days.  The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Participating Partnership Units whose absence would cause less than a quorum to be present.

12.5.8   If a quorum is present, the affirmative vote of Partners holding a majority of the Voting Participating Partnership Units entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Voting Participating Partnership Units or Partners is otherwise required by applicable law or by this Agreement.  Unless otherwise expressly provided herein or required under applicable law, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners’ vote or consent is required may vote or consent upon any such matter and their Voting Participating Partnership Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

12.5.9   At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner’s duly authorized attorney-in-fact.  Such proxy shall be filed with the General Partner before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

12.5.10   Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Partners holding sufficient Voting Participating Partnership Units, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners.  Action taken under this Section 12.4.10 is effective when the requisite Partners or Partners with the requisite Voting Participating Partnership Units, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date.

13.        Term and Dissolution.

13.1      Duration.  The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved and liquidated upon the first to occur of any of the following events:

13.1.1   The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution (without reconstitution), death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 8.3.2; provided that if a General Partner is a partnership on the date of such occurrence, the dissolution (without reconstitution) of such General Partner as a result of the dissolution (without reconstitution), death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

13.1.2   The passage of 90 days after the sale or other disposition (but not a transfer to a GP Subsidiary where the interests are held by the Partnership) of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full); or

13.1.3   The determination by the General Partner that the Partnership should be dissolved.

13.2      Dissolution.  Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 8.3.2, the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 13.4.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations) or (ii) distribute the assets in accordance with Section 13.4.

13.3      Certificate of Cancellation.  As soon as possible following the occurrence of any of the events specified in Section 13.1, the General Partner who has not wrongfully dissolved the Partnership or, if none, the Limited Partners, shall execute and file a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware in such form as shall be required by the Act.

13.4      Liquidation of Property.  Upon a dissolution and termination of the Partnership, the General Partner (or in case there is no General Partner, the Common Limited Partners or Person designated by a Common Majority Vote) shall take full account of the Partnership Property and liabilities, shall liquidate the Property as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in accordance with Section 6.8.

13.5      Distributions Upon Dissolution.  Each Partner shall look solely to the assets of the Partnership for all distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner.  No Partner shall be required to restore any deficit in the Partner’s Capital Account.

14.        Power of Attorney.

14.1      Appointment.  Each Limited Partner and any assignee constitutes and appoints the General Partner and the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

14.1.1   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with the terms of this Agreement, (iii) all conveyances and other instruments or documents that the General Partner or any liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement, (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Sections 10 and 13 or the Capital Contributions of any Partner and (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

14.1.2   execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any liquidator, to effectuate the terms or intent of this Agreement.  Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Section 12 or as may be otherwise expressly provided for in this Agreement.

14.2      Irrevocability, Waiver of Defense and Delivery.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent incapacity of any Limited Partner or any assignee or the Transfer of all or any portion of such Limited Partner’s or assignee’s Partnership Units and shall extend to such Limited Partner’s or any assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or any assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or any assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney.  Each Limited Partner or any assignee shall execute and deliver to the General Partner, within 15 days after receipt of the General

Partner’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any liquidator, as the case may be, may reasonably deem necessary to effectuate this Agreement and the purposes of the Partnership.

15.        Representations and Warranties.

15.1      Authority of Individuals.  Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder and (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject.

15.2      Authority of Non-Individuals.  Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of any general partner, committee, trustee, beneficiary, director, member and/or stockholder, as the case may be, as required and (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, directors, members or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, directors, members or stockholders, as the case may be, is or are subject.

15.3      Enforceability.  Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

15.4      Investment Purpose.  Each Limited Partner represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

15.5      Ownership Limits.  Each Partner represents and warrants that at any time such Partner actually owns or constructively owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or constructively own (i) with respect to any tenant that is a corporation, any stock of such tenant and (ii) with respect to any tenant that is not a corporation, any interest in either the assets or net profits of such Tenant.

15.6      Ownership Disclosure.  Each Partner represents and warrants that it will promptly disclose to the General Partner the amount of REIT Shares or other capital shares of the General Partner that it actually owns or constructively owns after the acquisition of any REIT Shares or other capital shares of the General Partner.

15.7      Assignment.  Each Limited Partner represents and warrants that it will not sell, assign or otherwise Transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 15.1.4 above and similarly agree not to sell, assign or Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

15.8      Violations.  Each Partner understands that if, for any reason, (i) the representations, warranties or agreements set forth above are violated or (ii) the Partnership’s actual or constructive ownership of REIT Shares or other capital shares of the General Partner violates the limitations set forth in the Charter, then (x) the Exchange Right may become non-exercisable and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary as provided in the Charter.

15.9      Survival.  The representations and warranties contained in this Section 15.1 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.

16.        General Provisions.

16.1      Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on Exhibit A; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the Partnership shall be delivered at or mailed to its specified office.

16.2      Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

16.3      Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

16.4      Severability.  If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

16.5      Entire Agreement.  This Agreement and attached exhibits constitute the entire agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

16.6      Pronouns and Plurals.  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

16.7      Headings.  The Section headings or Sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Section.

16.8      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

16.9      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for any violation of federal or state securities laws shall not be governed by this Section 16.9.

16.10    Electronic Signatures.  Any electronic signature of a party to this Agreement and of a party to take any action related to this Agreement or any agreement entered into by the Partnership shall be valid as an original signature and shall be effective and binding.  Any such electronic signature (including the signature(s) to this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement, all as of June 15, 2020.

GENERAL PARTNER:

LODGING FUND REIT III, INC., a Maryland corporation

By:	/s/ Corey R. Maple
Corey R. Maple
Chief Executive Officer

SERIES B LIMITED PARTNER:

LEGENDARY CAPITAL REIT III, LLC, a Delaware limited liability company

By:	/s/ Corey R. Maple
Corey R. Maple
Chief Executive Officer

SERIES GO LIMITED PARTNER

By:

SERIES T LIMITED PARTNER

By:

[Signature Page to Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP]

EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Contributed Property	Agreed Net Value of Capital Contribution	Partner- ship Units	% Interest	Series B Limited Units	Series B % Interests	Series T Limited Units	Series T % Interest

GENERAL PARTNER:

Lodging Fund REIT III, Inc.				100%	—	—

Series B Limited Partner:

Legendary Capital REIT III, LLC			—	—	1,000	100%

Series T Limited PartnerS:

Common LIMITED PARTNERS:

SERIES GO LIMITED PARTNERS				Information m aintained at General Partner’s office

Totals				100%	1,000	100%		100%

Exhibit A

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 9.4 of the Amended and Restated Limited Partnership Agreement (the “Agreement”) of Lodging Fund REIT III OP, LP, the undersigned hereby irrevocably (i) presents for exchange _____ Common Limited Units or _____ Series GO Limited Units in Lodging Fund REIT III OP, LP, in accordance with the terms of the Agreement and the Exchange Right referred to in Section 9.4, (ii) surrenders such Common Limited Units or Series GO Limited Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:	,	(Name of Limited Partner)

By:
(Signature of Limited Partner)

Mailing Address:

(City) (State) Zip Code

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name

Social Security or Tax I.D. Number

Exhibit B

EXHIBIT C

CALL NOTICE

In accordance with the Amended and Restated Agreement of Limited Partnership of Lodging Fund REIT III OP, LP (the “Agreement”), the undersigned hereby irrevocably exercises its Call Right (as defined in the Agreement) with regard to all of the Common Limited Units (the “Called Units”) owned by the undersigned (the “Called Partner”) in Lodging Fund REIT III OP, LP.  The undersigned shall pay the Cash Amount to the Called Partner at the notice address of the Called Partner provided in the Agreement upon receipt of (i) an assignment of the Called Units duly executed by the Called Partner transferring all right, title and interest in the Called Units to the undersigned along with any certificate evidencing such Called Units, (ii) if REIT Shares are to be delivered, instructions as to the name, address and taxpayer identification number of the person to whom such REIT Shares will be registered or placed and (iii) the representation, warranty and certification of the Called Partner that such Called Partner (a) has marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other person or entity, (b) has the full right, power and authority to transfer and surrender such Called Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.

Lodging Fund REIT III OP, LP, a Delaware
limited partnership

By:	Lodging Fund REIT III, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit C